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                                                                   EXHIBIT 10.12

                                LEASE AGREEMENT

This lease is made between Phillip J. Pace and PACE DEVELOPMENT COMPANY, P. O. Box 159, Montebello, California 90640, herein called "Lessor" and Commerce National Bank of 6001 East Washington Boulevard, City of Commerce, California 90040, herein called "Lessee".

1.       DESCRIPTION OF PREMISES

         Lessor leases to Lessee and Lessee hires from Lessor as herein provided, those certain premises commonly known as 420 N. Montebello Boulevard, Suite 101, Montebello, California 90640, AS MORE PARTICULARLY OUTLINED ON EXHIBIT "A" ATTACHED HERETO.

2.       TERM

         The term of this lease is Three (3) years, beginning April 1, 1995.

3.       RENT

         The rent for the first twenty-four (24) month period under this lease TOTALS One Hundred Twenty Four Thousand Five Hundred Eighty One Dollars and 60/100 ($124,581.60). Lessee agrees to pay Lessor installments of Five Thousand One Hundred Ninety and 90/100 ($5,190.90) each, payable beginning April 1, 1995 and payable on the first of each month thereafter during the first twenty four (24) month period of the lease. The remaining term of this lease will be at a rate adjusted to the CONSUMER PRICE index for LOS ANGELES-ANAHEIM-RIVERSIDE ALL URBAN CONSUMERS 1982-84=100, as published by the United States Department of Labor Statistics, or another acceptable published index, maximum not to exceed 6% per year. Said adjustment will take place annually throughout the term of this lease beginning with the 25th month of lease. All rent is due on or before first of each month. At no time will an adjustment be made that lowers the monthly rental amount.

         This is a Triple Net Lease (N.N.N. Lessee pays 29% proportionate share of property taxes, insurance, and maintains office interior and all PREMISES heating, air conditioning, electrical and plumbing, BUT EXCLUDING THE elevator).

4.       USE OF PREMISES, GENERALLY

         The premises are leased to be used as a bank. Lessee agrees to restrict their use to such purposes and not to use or permit the use of the premises for any other purpose without first obtaining the consent in writing of Lessor, or of Lessor's authorized agent, Such consent not to be unreasonably withheld. Lessee o obtain all necessary licenses from City of Montebello, or any other governing agency having jurisdiction thereof to operate said business.

5.       NO USE THAT INCREASES INSURANCE RISK

         Lessee shall not use the premises in any manner, even in his use for the purposes for which the premises are leased, that will increase risks covered by insurance on the building where the premises are located, so as to increase the rate of insurance on the premises, or to cause cancellation of any insurance policy covering the building. Lessee further agrees not to keep on the premises, or permit to be kept, used, or sold thereon, anything prohibited by the policy of fire insurance covering the premises. Lessee shall comply, at this own expense, with all requirements of insurers necessary to keep in force the fire and public liability insurance covering the premises and building. Lessee shall not store any toxic materials including, but not limited to paint, varnish, solvents, or oil on the premises EXCEPT NORMAL OFFICE SUPPLIES.

6.       NO WASTE NUISANCE, OR UNLAWFUL USE

         Lessee shall not commit, or allow to be committed, any waste on the premises, create or allow any nuisance to exist on the premises, or allow the premises to be used for any unlawful purpose.

7.       UTILITIES

         Lessee shall pay FOR ALL OF ITS OWN utilities furnished to its premises for the term of this lease, and SHALL PAY FOR maintenance of common areas, taxes and insurance prorated in proportion to the square footage leased.

8.       MAINTENANCE

         Lessee, at its expense, shall maintain and keep the premises, including, without limitation, windows, doors, skylight, signs and interior walls. Lessor shall maintain the building roof, exterior walls, storefront, and adjacent sidewalks and parking areas in good condition.


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9.       DELIVERY, ACCEPTANCE, AND SURRENDER OF PREMISES

         Lessor represents that the premises are in fit condition for use as a Bank. Lessee agrees to accept the premises on possession as being in a good state of repair and in sanitary condition. They shall surrender the premises to Lessor at the end of the lease term, if the lease is not renewed, in the same condition as when it took possession, allowing for reasonable use and wear, and damage by acts of Nature, including fire and storms. Lessee shall remove all business signs and symbols placed on the premises by them before redelivery of the premises on which they were placed in the same condition as before their placement.

10.      PARTIAL DESTRUCTION OF PREMISES

         Partial destruction of the leased premises shall not render this lease void or voidable, or terminate it except as herein provided.

         Lessee hereby waives any rights it may have under the provisions of Sections 1932(2) and 1933(4) of the Civil Code.

         If the premises are partially destroyed during the term of this lease, Lessor shall repair them, when such repairs can be made in conformity with local, state, and federal laws and regulation, within one hundred eighty (180) days of the partial destruction. Rent for the premises will be reduced proportionally to be extent to which the repaid operations interfere with the normal conduct of Lessee's business on the premises.

         If the repairs cannot be so made within the time limited, Lessor has the option to make them within a reasonable time, provided notice is given to Lessee within thirty (30) days of partial destruction, and continue this lease in effect with proportional rent rebate to Lessee as provided for herein. If the repairs cannot be so made in one hundred eighty (180) days, and if Lessor does not elect to make them within a reasonable time, either party hereto has the option to terminate this lease.

         If the building in which the leased premises are located is more than one-third destroyed, Lessor and Lessee may each at ITS option terminate the lease whether the premises are insured or not.

11.      LESSOR'S ENTRY FOR INSPECTION AND MAINTENANCE

         Lessor reserves the right to enter on the premises at a reasonable time UPON NOT LESS THAN 24 HOURS NOTICE to inspect them, to perform required maintenance and repair, or to make additions or alterations to any part of the building in which the premises leased are located, and Lessee agrees to permit Lessor to do so. Lessor may, in connection with such alterations, additions, or repairs erect scaffolding, fences, and similar structures, post relevant notices, and place moveable equipment PROVIDED THERE IS NO LOSS TO LESSEE of quiet enjoyment of the premises or loss of occupation thereof.

12.      POSTING "FOR SALE", "FOR LEASE", OR "FOR RENT" SIGNS

         Lessor reserves the right to place "For Sale" signs on the premises at any time during the lease, or "For Lease" or " For Rent" signs on the premises at any time within thirty (30) days of expiration of the lease, if Lessee has not exercised his option to renew, and Lessee agrees to permit Lessor to do so.

13.      SIGNS, AWNINGS, MARQUEES, ETC.

         Lessee MAY construct or place OR CHANGE THE ONE FREE STANDING SIGN CURRENTLY USED BY LESSEE AND MAY CONSTRUCT OR PLACE or permit to be constructed or placed signs, awnings, banners, marquees, or other structures projecting from the exterior of the premises without Lessor's written consent thereto PROVIDED THAT SUCH SIGNAGE IS ALLOWED BY THE CITY OF MONTEBELLO.

14.      "QUITTING BUSINESS', "BANKRUPTCY" OR "LOST OUR LEASE" SALES

         Lessor agrees not to conduct "Quitting Business", "Lost our Lease", "Bankruptcy" or other such types of sales on the premises without Lessor's written consent.

15.      NON-LIABILITY OF LESSOR FOR DAMAGES; INDEMNITY

         Lessor shall not be liable for liability or damage claims for injury to persons, including Lessee and his agents or employees, or for property damage from any cause, related to Lessee's occupancy of the premises, including those arising out of damages or losses occurring on sidewalks and other areas adjacent to the leased premises, during the terms of this lease or any extension hereof, except to the extent of Lessor's negligence.

16.      LESSEE TO CARRY LIABILITY INSURANCE

         Lessee shall procure and maintain in force during the term of this lease and any extension thereof, at its


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         expense, approved by Lessor, adequate to protect against liability for damage claims through public use of r arising out of accidents occurring in or around the leased premises, in a minimum amount of One Million Dollars ($1,000,000.00) for each person injured, Three Hundred Thousand Dollars ($300,000.00) for any one accident, and Three Hundred Thousand Dollars ($300,000.00) for property damage.

         Such insurance policies shall provide coverage for Lessor's contingent liability on such claims or losses. Copies of the policies shall be delivered to Lessor for keeping. Lessee agrees to obtain a written obligation from the insurers to notify Lessor in writing at least thirty (30) days prior to cancellation or refusal to renew any such policies. Lessee agrees that if such insurance policies are not kept in force during the entire term of this lease and any extension thereof, Lessor may procure the necessary insurance and pay the premium therefor, and that such premium shall be repaid to Lessor as an additional rent installment for the month following the date on which such premiums are paid.

17.      LESSEE TO CARRY FIRE INSURANCE

         Lessee agrees to and shall, within ten (10) days from the date hereof, secure from a good and responsible company doing insurance business in California, and maintain during the entire term of this lease fire and extended insurance coverage upon the interior leased premises. Lessee hereby agrees to hold lessor armless for any and all losses sustained by fire to said premises, except to the extent of Lessor's negligence.

         Lessor and Lessee agree that in the event of loss due to any of the perils for which they have agreed to provide insurance, that each party shall look solely to its insurance for recovery. Lessor and Lessee hereby grant to each other, on behalf OF any insurer providing insurance to either of them with respect to the demised premises a waiver of any loss under such insurance.

18.      LESSEE ASSIGNMENT, SUBLEASE, OR LICENSE FOR OCCUPATION BY OTHER
         PERSONS

         Lessee agrees not to assign or sublease the leased premises, any part thereof, OR any right or privilege connected therewith, or to allow any other person, except Lessee's agents and employees, to occupy the premises or any part thereof, without first obtaining Lessor's written consent. Lessor expressly covenants that such consent shall not be unreasonably or arbitrarily refused. One consent by Lessor shall not be a consent to a subsequent assignment, sublease, or occupation by other persons. Lessee's unauthorized assignment, sublease, or license to occupy shall be void, and shall terminate the lease at Lessor's option. Lessee's interest in this lease is not assignable.

19. LEASE BREACHED BY LESSEE'S RECEIVERSHIP ASSIGNMENT FOR BENEFIT OF CREDITORS, INSOLVENCY OR BANKRUPTCY

         Appointment of a receiver to take possession of assets (except a receiver appointed at Lessor's request as herein provided.) Lessee's general assignment for benefit of creditors, or Lessee's insolvency or taking or suffering action under the Bankruptcy Act is a breach of this lease.

20.      LESSOR'S REMEDIES ON LESSEE'S BREACH

         If Lessee breaches this lease, Lessor shall have the following remedies in addition to his other rights and remedies in such event:

         A. Reentry. Lessor may reenter the premises immediately, and remove all Lessee's personal and property therefrom. Lessor may store the property in a public warehouse or at another place of its choosing at Lessee's expense.

         B. Termination. After reentry, Lessor may terminate the lease on giving thirty (30) days written notice of such termination to Lessee. Reentry only, without notice of termination, will not terminate the lease.

         C. Reletting Premises. After reentering, Lessor may relet the premises or any part thereof, for any term, without terminating the lease at such rent and on such terms as he may choose. Lessor may make alterations and repairs to the premises.

                 1. Liability of Lessee on Reletting. Lessee shall be liable to Lessor in addition to its other liability for breach of the lease for all expenses of reletting, and of the alterations and repairs made, which Lessor may incur. In addition Lessee shall be liable to Lessor for the difference between the rent installments that are due for the same period under this lease.

                 2. Application of Rent on Reletting. Lessor at his option may apply the rent received from reletting the premises as follows:


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                          (A)     To reduce Lessee indebtedness to Lessor under
                                  the lease, not including indebtedness for rent;

                          (B) To expenses of the reletting and alterations and repairs made;

                          (C)     To rent due under this lease;

                          (D) To payment of future rent under this lease as it becomes due. If the new Lessee does not pay a rent installment promptly to Lessor, and the rent installment has been credited in advance of payment to Lessee's indebtedness other than rent, or if rentals from the new lease have been otherwise applied by Lessor as provided for herein, and during any rent installment period are less than the rent payable for the corresponding installment period under this lease, Lessee agrees to pay Lessor the deficiency separately for each rent installment deficiency period, and before the end of that period.

                                  Lessor may at anytime after such reletting terminate the lease for the breach because of which he reentered and relet.

                                  Lessor may recover from Lessee on terminating the lease for Lessee's breach all damages proximately resulting from the breach, including the cost of recovering the premises, and the worth of the balance of this lease over the reasonable rental value of the premises for the remainder of the lease term, which shall be immediately due Lessor from Lessee.

                 3. Appointment of Receiver. After reentry, Lessor may procure the appointment of a receiver to take possession of and collect rents from Lessee's business.

                          If necessary, to collect such rents the receiver may carry on Lessee's business and take possession of Lessee's personal property used in the business, including inventory, trade fixtures, and furnishings, and use them in the business without compensating Lessee therefor. Proceedings for appointment of a receiver by Lessor, or the appointment of a receiver by Lessor, or the appointment of a receiver and the conducting by him of Lessee's business, shall not terminate this lease unless Lessor has given Lessee written notice of such termination as provided herein.

21.      LESSEE TO PAY LESSOR'S ATTORNEYS' FEES

         If Lessor OR LESSEE files an action to enforce any covenant of this lease, or for breach of any covenant herein, THE LOSING PARTY SHALL PAY THE ATTORNEY FEES OF THE PREVAILING PARTY, such fees to be fixed by the Court.

22.      MANNER OF GIVING NOTICE

         Notices given pursuant to the provisions of this lease, or necessary to carry out its provisions, shall be in writing, and delivered personally to the person to whom the notice is to be given, or mailed postage prepaid, addressed to such person. Lessor's address for this purpose shall be P. O. Box 159, Montebello, California 90640, or such other address as he may designate to Lessee in writing. Notices to Lessee may be addressed to Lessee at the premises leased.

23.      EFFECT OF LESSOR'S WAIVER

         Lessor's waiver of breach of one covenant or condition of this lease is not a waiver of breach of others, or of subsequent breach of the one waived. Lessor's acceptance of rent installments after breach is not a waiver of the breach, except of breach of the covenant to pay such rent installment(s) accepted.

24.      LEASE APPLICABLE TO SUCCESSORS

         This lease and the covenants and conditions hereof apply to and are binding on the heirs, successors, legal representatives, and assigns of the parties.

25.      TIME OF ESSENCE

         Time is of the essence of this lease.

26.      EFFECT OF EMINENT DOMAIN PROCEEDINGS

         Eminent domain proceedings resulting in the condemnation of a part of the premises leased herein that leave the rest useable by Lessee for purposes of the business for which the premises are leased will not terminate this lease, unless Lessor at his option terminates it by giving written notice of termination to Lessee. The effect of such condemnation should such option not be exercised will be to terminate the


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         lease as to the portion of the premises condemned, and leave it in effect as to the remainder of the premises. Lessee's rental for the remainder of the lease term shall in such case be reduced by the amount that the usefulness of the premises to it for such business purposes is reduced. All compensation awarded in the eminent domain proceedings as a result of such condemnation shall be Lessor's.

27.      OPTION TO RENEW

         Lessor grants Lessee an option to renew this lease for a period of Five (5) years after expiration of the term of this lease. Rental equal to the reserve herein, plus an additional amount to be determined by the CONSUMER PRICE index for the LOS ANGELES-ANAHEIM-RIVERSIDE ALL URBAN CONSUMERS 1982-84=100 as published by the United States Department of Labor Statistics, or another acceptable published index, (maximum cost of living calculations not to exceed 6% per year). The other terms, covenants, and conditions of the renewal lease to be the same as those herein. To exercise such option Lessee must give Lessor written notice of his intention to do so at least sixty (60) days before this lease expires.

         Lessor grants to Lessee a second option to renew this lease for a period of Five (5) years after expiration of the term hereof at a rental equal to the rental reserve herein, plus an additional amount to be determined by the CONSUMER PRICE index for the LOS ANGLES-ANAHEIM-RIVERSIDE ALL URBAN CONSUMERS 1982-84=100 as published by the United States Department of Labor Statistics, or another acceptable published index, the other terms, covenants and conditions of the renewal lease to be the same as those herein. To exercise such option Lessee must give Lessor written notice to do so at least sixty (60) days before this lease expires. In the event that the lessee fails to notify lessor of its intent in writing lessor reserves the option to renew the lease for the option period if he so chooses.


             Executed at Montebello, California 90640,    November 2, 1995.
                                                       -----------------------


                "LESSOR"


ADDRESS: P. O. Box 159, Montebello, CA 90640   BY: /s/  PHILLIP J. PACE
         -----------------------------------       -------------------------------
                                                   PHILLIP J. PACE
                                                   PACE DEVELOPMENT COMPANY


                "LESSEE"

ADDRESS: 6001 EAST WASHINGTON BOULEVARD        BY: /s/  RICHARD F. DEMERJIAN
         -----------------------------------       -------------------------------
                                                   RICHARD F. DEMERJIAN, PRESIDENT
         CITY OF COMMERCE, CA 90040                COMMERCE NATIONAL BANK






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